STATE of DELAWARE
                            LIMITED LIABILITY COMPANY
                            CERTIFICATE of FORMATION


o First: The name of the limited liability company is Covanta Waste to Energy, LLC.

o Second: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808.
   The name of its Registered agent at such address is Corporation Service Company.

o Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) "The latest date on which the limited liability company is to dissolve is

   ___________________________________________________________________________."

o  Fourth: (Insert any other matters the members determine to include herein.)

   _____________________________________________________________________________

   _____________________________________________________________________________

   _____________________________________________________________________________

   _____________________________________________________________________________

   _____________________________________________________________________________

   _____________________________________________________________________________


In Witness Whereof, the undersigned have executed this Certificate of Formation of ________________ this ________________ day of ________________, 20__.

                                               BY: ___________________________
                                                      Authorized Person(s)

                                               NAME:__________________________
                                                          Type or Print


                                STATE OF DELAWARE
                            CERTIFICATE OF CONVERSION
                              FROM A CORPORATION TO
                           A LIMITED LIABILITY COMPANY
                               PURSUANT TO SECTION
                           266 OF THE DELAWARE GENERAL
                                CORPORATION LAW.



         1.) The name of the corporation immediately prior to filing this Certificate is Covanta Waste to Energy, Inc.

         2.) The date the Certificate of Incorporation was filed on is December 18, 1995.

         3.) The original name of the corporation as set forth in the Certificate of Incorporation is Ogden Waste to Energy, Inc.

         4.) The name of the limited liability company as set forth in the formation is Covanta Waste to Energy, LLC.

         5.) The conversion has been approved in accordance with the provisions of Section 266.



                                             By:
                                                 -------------------------------
                                                       Authorized Officer


                                             Name:
                                                  ------------------------------
                                                     Print or Type Signature